Exhibit 99.1

 CSS Industries, Inc. Reports Sales and Earnings for the Quarter and
                  Six Months Ended September 30, 2006


    PHILADELPHIA--(BUSINESS WIRE)--Oct. 27, 2006--CSS Industries, Inc. (NYSE: CSS) announced today the results of operations for the second quarter and six months ended September 30, 2006. For the quarter ended September 30, 2006, sales increased by 6% to $173,830,000 from $164,043,000 in 2005. Net income increased 27% to $11,703,000, or
$1.08 per diluted share, compared to prior year net income of $9,239,000, or $.84 per diluted share. For the six months ended September 30, 2006, sales of $221,363,000 were relatively flat compared to sales of $221,537,000 in 2005. Net income increased 11% to $6,196,000, or $.57 per diluted share, compared to prior year net income of $5,584,000, or $.51 per diluted share. Included in the current year results is incremental stock option expense related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123R. Stock option expense for the quarter and six months ended September 30, 2006 was $668,000, or $.05 per diluted share and $1,412,000, or $.10 per diluted share, respectively. The Company's highly seasonal business results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

    The 6% increase in sales for the quarter ended September 30, 2006 was due, in part, to a shift of seasonal sales from the first quarter to the second quarter compared to the prior year and increased Christmas card sales to a major retailer. The 27% increase in second quarter net income was the result of higher sales and improved margins, primarily in our gift wrap and tissue product lines, net of incremental stock option expense related to the adoption of SFAS No. 123R and increased selling, general and administrative costs primarily related to incentive compensation.

    Sales for the six months ended September 30, 2006 were relatively flat with the prior year as increased Christmas card sales were offset by the later timing of Christmas ribbon and bow shipments. Net income improved 11% primarily as a result of improved gift wrap and tissue margins, net of increased incentive compensation expense and incremental stock option expense attributable to the adoption of the new accounting rules.

    "The improvement in earnings for the quarter and six months is largely a result of the improved performance of our gift wrap and tissue product lines, which was a major objective of management," said Christopher J. Munyan, President and CEO. "As we enter our busiest shipping months, we are encouraged by the results to date and expect earnings to be in line with our previous guidance of $2.40 - $2.55 per diluted share."

    CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.

    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

    CSS' consolidated results of operations for the quarters and six months ended September 30, 2006 and 2005 and condensed consolidated balance sheets as of September 30, 2006, March 31, 2006 and September 30, 2005 follow:


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED RESULTS OF OPERATIONS
                             (Unaudited)

(In thousands, except per
 share amounts)
                              Three Months Ended    Six Months Ended
                                 September 30,        September 30,
                              -------------------  -------------------
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------

SALES                         $173,830  $164,043   $221,363  $221,537
                              --------- ---------  --------- ---------

COSTS AND EXPENSES
  Cost of sales                129,003   125,676    163,066   168,441
  Selling, general and
   administrative expenses      25,289    23,050     47,493    43,035
  Interest expense, net          1,083     1,057      1,217     1,499
  Other income                     (66)     (130)      (228)     (135)
                              --------- ---------  --------- ---------

                               155,309   149,653    211,548   212,840
                              --------- ---------  --------- ---------

INCOME BEFORE INCOME TAXES      18,521    14,390      9,815     8,697

INCOME TAX EXPENSE               6,818     5,151      3,619     3,113
                              --------- ---------  --------- ---------

NET INCOME                    $ 11,703  $  9,239   $  6,196  $  5,584
                              ========= =========  ========= =========

NET INCOME PER COMMON SHARE
  Basic                       $   1.11  $    .88   $    .59  $    .53
                              ========= =========  ========= =========
  Diluted                     $   1.08  $    .84   $    .57  $    .51
                              ========= =========  ========= =========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
  Basic                         10,559    10,496     10,528    10,455
                              ========= =========  ========= =========
  Diluted                       10,838    11,017     10,831    10,966
                              ========= =========  ========= =========

CASH DIVIDENDS PER SHARE OF
 COMMON STOCK                 $    .12  $    .12   $    .24  $    .24
                              ========= =========  ========= =========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                 September 30, March 31, September 30,
                                     2006        2006        2005
                                 ------------- --------- -------------
                                  (Unaudited)  (Audited)  (Unaudited)

             ASSETS
--------------------------------
CURRENT ASSETS
  Cash and cash equivalents      $     11,182  $ 57,656  $      6,937
  Accounts receivable, net            140,450    35,582       126,723
  Inventories                         167,699   103,770       177,812
  Deferred income taxes                 7,328     7,898         8,720
  Assets held for sale                  1,599         -             -
  Other current assets                 16,929    18,906        17,301
                                 ------------- --------- -------------

      Total current assets            345,187   223,812       337,493
                                 ------------- --------- -------------

PROPERTY, PLANT AND EQUIPMENT,
 NET                                   65,315    70,868        72,766
                                 ------------- --------- -------------

OTHER ASSETS
  Intangible assets, net               35,327    35,374        35,421
  Other                                 3,873     4,095         4,151
                                 ------------- --------- -------------

      Total other assets               39,200    39,469        39,572
                                 ------------- --------- -------------

      Total assets               $    449,702  $334,149  $    449,831
                                 ============= ========= =============

        LIABILITIES AND
      STOCKHOLDERS' EQUITY
--------------------------------

CURRENT LIABILITIES
  Notes payable                  $     73,510  $      -  $     76,400
  Current portion of long-term
   debt                                10,195    10,169        10,175
  Accrued customer programs            11,992    10,791        13,401
  Other current liabilities            75,219    41,370        78,190
                                 ------------- --------- -------------

     Total current liabilities        170,916    62,330       178,166
                                 ------------- --------- -------------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                               30,490    30,518        40,000
                                 ------------- --------- -------------

LONG-TERM OBLIGATIONS                   3,211     3,533         3,233
                                 ------------- --------- -------------

DEFERRED INCOME TAXES                   5,298     5,258         7,260
                                 ------------- --------- -------------

STOCKHOLDERS' EQUITY                  239,787   232,510       221,172
                                 ------------- --------- -------------

     Total liabilities and
      stockholders' equity       $    449,702  $334,149  $    449,831
                                 ============= ========= =============


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900